VERTICAL COMPUTER SYSTEMS, INC.
PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
EXHIBIT 99.3.C
YEAR ENDED DECEMBER 31, 1999

                                                                      VERTICAL
                                                                      COMPUTER                   PRO FORMA
                                                                      SYSTEMS      PRO FORMA    STATEMENT OF
                                                                     (AUDITED)     ADJUSTMENT    OPERATIONS
Sales and revenues                                                   $ 495,264                    $ 495,264
Cost of sales                                                           43,988                       43,988
                                                                    ---------------------------------------
Gross profit                                                           451,276              --      451,276
Selling, general and administrative expense                            501,332                      501,332
                                                                    ---------------------------------------
Loss from operations                                                   (50,056)             --      (50,056)
Dividend applicable to preferred stock                                 (34,891)                     (34,891)
                                                                    =======================================
Net loss available to common shareholders                            $ (84,947)   $         --    $ (84,947)
                                                                    =======================================
                                                                                                         --
Basic loss per common share                                          $  (0.000)                   $  (0.000)
                                                                    ===========                  ==========

Basic weighted average shares outstanding, in millions                   794.9             2.0        796.9
                                                                    ===========                  ==========

Diluted loss per common share                                        $  (0.000)                   $  (0.000)
                                                                    ===========                  ==========

Diluted weighted average number of shares outstanding, in millions       794.9             2.0       796.9
                                                                    ===========                  ==========


The adjustment records the effect of the acquisition and merger which resulted in an increase in the weighted average shares outstanding. Scientific Fuel Technologies, Inc. had no operations during the period.